Exhibit 99.2

 Financial Outlook and Growth Catalysts     INVESTOR DAY 2022  Kevin Brackman, CFO

 Finance  Next-Gen MEAs & Electrodes  Framework agreements with TowerCos, Telcos, Local Partners  Private Label versions to be developed for major Diesel Genset providers to help them bring new “green” offering to market  Electrolysers developed under Green HiPo project  Future business model scalable to 100s of MWs and GWs  Access to market by partnering with global OEMs  Expansion of innovation and manufacturing capabilities through IPCEI program (Green HiPo)  ENGINEERING   & License Fees  JDAs/Gov’t Projects  RevenueStreams  SYSTEMS  Off-Grid  Telco Towers  Defense  Remote Power  Electrolysers  IP: Advent’s recipe to make electrodes, membranes and MEAs is superior to competition and extremely difficult to replicate   Next-Gen MEAs developed with the U.S. Department of Energy will significantly reduce TCO and improve ROI, leading to higher demand

 Catalysts for Growth  3  Finance  Advent Green HiPo project funding of euro 782.1m from the Greek State for the development and production of fuel cells and electrolysers  Framework agreements for selling systems  Continued progress on commercializing the DoE technology  Product development activity around portable/off-grid, mobility and aviation  Collaboration/Joint Development Agreements (JDAs) with large, global players  Potential strategic transactions  Completion of the R&D and manufacturing facility in Boston  RepowerEU “Hydrogen Accelerator”, large-scale U.S. hydrogen infrastructure projects and increasing interest in hydrogen technologies from industries and governments

 The Landscape for Tier1/OEMs is Changing Rapidly  The engines and fuels of today will change in the next 15 years.   Hydrogen and fuel cell know-how is scarce globally and is a strategic resource. OEMs innovating in-house could mean high costs and late to market.  4  Finance  Advent will be a key enabler in this transition, by:  Accelerating product development  Continuous innovation  Providing private label versions   Providing the MEA at scale  Licensing fees for technology  Tier 1/OEMs will provide Advent with:  Development funds and vertical market expertise  Scale-up manufacturing capital for system production  Access to significant market opportunities

 Summary  5  Finance  Significant market and growth opportunities in the coming years  Ensure access to market by partnering with global OEMs  Expand innovation and manufacturing capabilities through IPCEI program (Green HiPo)  Supplement CAPEX and R&D financial needs by identifying strategic partners  Scale-up MEA production   Continuous innovation and product development

 Revenue  6  Finance  2025 Revenue Target: $300 Million  Significant Market Opportunities  Stationary: 1.18 million telecom towers globally need backup power x 15kW = 18GW  Mobility: Heavy-Duty Trucks, Marine, Aviation  Current technology assessments with Hyundai and another top automaker  Electrolysers and Fuel Cells from Green HiPo:   Electrolysers: If Green HiPo has less than 1% share of 400GW EU target by 2030, cumulative electrolyser capacity for Advent of 1.5GW over 6 years x estimated price of $300/kW = $450 Million cumulative revenue over 6 years  Fuel Cells: If Green HiPo has 0.07% share of 170GW EU target by 2030, cumulative fuel cell capacity for Advent of 120MW over 6 years x estimated price of $1700/kW = $205 Million cumulative revenue over 6 years  Fractional share of these markets can support Advent’s long-term revenue target

 Balance Sheet and Liquidity  $59.3 million in cash as of March 31, 2022; no debt; anticipate receiving ~$5 million in the second half of 2022 in tenant improvement allowances for Hood Park facility as reimbursement for spending that occurred in the first half of 2022   Excluding any margin contribution from revenue and Hood Park impact, net spending currently averages ~$11 million per quarter  Targeting a 20% reduction of this run rate  Cash use higher than average in Q1 due to annual payments such as insurance renewals, and lower than average in Q2-Q4.  Green HiPo Funding: Euro 782.1 million over six years, as follows (in euro million):  Year 1 35.8  Year 2 84.3  Year 3 175.7  Year 4 259.3  Year 5 111.7  Year 6 115.2  7  Finance

 8  Finance  Legend  2022E  2025E  2022E-2025E Revenue CAGR  135.0%  46.2%  28.1%  47.9%  100.8%  34.6%  48.4%  29.7%  Market Capitalization ($m)  $136m  $680m  $1,351m  $2,040m  $1,466m  $1,508m  $10,539m  $3,222m  Core Comps  Developer & producer of hydrogen fuel cell stacks and systems  Developer & manufacturer of solid oxide fuel cells  Fuel cell technology & engineering company  Developer & manufacturer of PEM fuel cells   PEM technology for hydrogen electrolysers and fuel cells  Direct gas / natural gas fuel cell manufacturer  Design and manufacturing of hydrogen fuel cell systems  Note: Market data as of June 24, 2022. Peer revenue estimates are based on Wall Street analyst consensus estimates. (1) Advent revenue estimates are based on management targets of $23 million for 2022E and $300 million for 2025E.   Peer Avg. Multiples   2022E  15.5x  2025E  4.9x  (1)   EV/Revenue Multiples  Other